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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Tri-County Financial Corporation on Form S-8 (SEC File Nos. 33-35292, 33-97174 and 333-2056) of our report dated March 14, 1997, which is incorporated by reference in the Annual Report on Form 10-K of Tri-County Financial Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Washington, D.C.
April 10, 1997